SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2004

KRISPY KREME DOUGHNUTS, INC.

(Exact name of Registrant as Specified in its Charter)

North Carolina (State or other Jurisdiction of Incorporation or Organization)	001-16485 (Commission File Number)	56-2169715 (IRS Employer Identification No.)

370 Knollwood Street Suite 500 Winston-Salem, North Carolina (Address of principal executive offices)	27103 (Zip code)

Registrant’s telephone number, including area code: 336-725-2981

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS

     On February 4, 2004, Krispy Kreme Doughnuts, Inc. (the “Company”) issued a press release announcing that Krispy Kreme Doughnut Corporation (“Krispy Kreme”), a wholly-owned subsidiary of the Company, has acquired the remaining 33% minority interest in Golden Gate Doughnuts, LLC (“Golden Gate”), the Company’s area developer for Northern California. This acquisition increased Krispy Kreme’s ownership interest in Golden Gate from 67% to 100%.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit No.	Description

99.1	Press release dated February 4, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

	By:	/s/ Michael C. Phalen

Name: Michael C. Phalen
Title: Chief Financial Officer

Date: February 5, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 4, 2004.